Exhibit 10.4

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated as of October 18, 2012, but effective as of September 21, 2012, is made by and between Sorrento Therapeutics, Inc., a Delaware corporation (together with any successor thereto, the “Company”), and Richard G. Vincent (the “Executive”) (collectively referred to herein as the “Parties”).

WHEREAS, the Company and Executive are parties to that certain Employment Agreement (the “Original Agreement”) dated as of September 21, 2012.

WHEREAS, the Company and the Executive desire to amend the Original Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties agree as follows:

1. Section 2(a) of the Original Agreement. Section 2(a) of the Original Agreement is hereby amended to read as follows:

(a) Annual Base Salary. Executive shall receive a base salary at a rate of $280,000 per annum (such annual base salary, as it may be adjusted from time to time, the “Annual Base Salary”). The Annual Base Salary shall be paid in accordance with the customary payroll practices of the Company. Such Annual Base Salary shall be reviewed (and may be adjusted) from time to time by the Board or an authorized committee of the Board.

2. Miscellaneous. This Amendment shall be and is hereby incorporated in and forms a part of the Original Agreement. All other terms and provisions of the Original Agreement shall remain unchanged except as specifically modified herein. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Amendment are not part of the provisions hereof and shall have no force or effect. This Amendment may not be amended or modified otherwise than by a written agreement executed by the Parties hereto or their respective successors and legal representatives.

3. Right to Advice of Counsel. The Executive acknowledges that he has the right to, and has been advised to, consult with an attorney regarding the execution of this Agreement and any release hereunder; by his signature below, the Executive acknowledges that he understands this right and has either consulted with an attorney regarding the execution of this Agreement or determined not to do so.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date and year first above written.

COMPANY

By:	/s/ Henry Ji, Ph.D.
Name:	Henry Ji, Ph.D.
Title:	President and Chief Executive Officer

EXECUTIVE

/s/ Richard G. Vincent
Richard G. Vincent

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